Total Loan Portfolio Composition

Total: $3.8 Billion



Consumer 10%
Home Equity 7%
Residential Real Estate 4%
C&I Loans 20%
Construction, Land Dev & Vacant Land 16%
CRE Loans 43%



Commercial
Consumer
$ in millions
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$765 $772
$1,556 $1,581
$683 $618
$188 $183
$250 $255
$364 $377
C&I Loans
CRE Loans
Construction, Land Dev & Vacant Land
Residential Real Estate
Home Equity
Consumer
Q3-2008
Q4-2008

*Construction loans include loans for developments that are 100% completed and making payments.

Commercial Loan Portfolio Breakdown



$'s of Outstanding Commercial Loans ($3.0 billion)
CRE & Construction Loans
C & I Loans
in millions
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$682.9 $617.8
$83.2 $81.4
$158.9 $154.0
$201.0 $178.0
$1,112.8 $1,167.6
$48.5 $53.0
$688.1 $686.0
$28.5 $32.7
Construction & Land Development
Loans Secured By Farmland
Resi Real Estate & HE
Secured by Multi Family Residential RE
Loans Secured by Non-farm Non-residential Properties
Loans To Finance Ag Production
Commercial and Industrial (C&I)
Obligations of US State/Political Subdivisions
Q3-2008
Q4-2008



$'s of Nonaccrual Loans ($297 million vs. $183 million in Q3)
in millions
$200
$150
$100
$50
$-
Concentration Focus both in terms of outstanding balances and non-accrual loans
$97.4 $157.8
$1.2 $2.8
$17.8 $26.3
$4.8 $10.5
$42.9 $69.1
$0.2 $0.2
$18.6 $30.0
$- $-
Construction & Land Development
Loans Secured By Farmland
Resi Real Estate & HE
Secured by Multi Family Residential RE
Loans Secured by Non-farm Non-residential Properties
Loans To Finance Ag Production
Commercial and Industrial (C&I)
Obligations of US State/Political Subdivisions
Q3-2008
Q4-2008

Commercial Construction, Land Development & Vacant Land

Composition Analysis

Loans = $618 Million


All Else
17.3%
Condo
3.0%
Mixed Use
4.1%
1-4 Family
Construction
6.0%
Spec Homes
6.2%
Land
Developers
excluding
Vacant Land
25.4%
Vacant Land
38.0%

All Else is comprised of several categories none of which represents more than 3% of the portfolio

Loans Secured by Non-Farm Non-Residential Properties

Composition Analysis

Loans = $1,168 Million



Other Specialty Facility 12.8%
C&I Mixed and RE 11.4%
Strip Mall 10.2%
Industrial Warehouse 10.1%
C&I RE Secured 8.5%
Retail Store 6.2%
Manufacturing Facility 6.1%
Gas Station 5.7%
Health Care 5.4%
Restaurant 3.3%
All Else 2.9%
Office 17.4%

Investment Portfolio

Portfolio Breakdown by Type

Type	Note	Market Value (millions)	Book Value (millions)
US Gov't, Agency, and GSE Debt	(1)	$85	$85
US Agency, and GSE MBS/CMO		547	538
Municipal Bonds	(2)	139	136
Non-Agency CMO/MBS/ABS	(3)	60	85
Other Securities	(4)	27	27
Total		$858	$871

(1) Contains no subordinated debt

(2) Municipal obligation bonds consist of:

General obligation bonds	128.9
Revenue bonds	6.7

(3) Non-Agency CMO/MBS/ABS bonds consist of:

Non-agency CMOs (fixed-rate fully amortizing jumbos, 2002-2005	49.4
Bank-only pooled trust preferred securities	26.1
Bank and insurance company pooled trust preferred s	3.0
Auto loan asset-backed securities	5.6
CRA-related asset-backed securities	0.7

All deals other than trust preferred are rated "AAA", and trust preferred issuances are rated "A1" or better. No issues rely on financial guaranty policies.

(4) Other Securities consist of:

FHLB Stock	20.3
FRB Stock	4.9
Other (primarily Mutual Fund Sweeps and Farmer Mac stock, but no other GSE stock)	1.6

Portfolio Composition Ratings

Credit Rating	Book Value (millions)	% of Portfolio
US Gov't, Agency, and GSE - AAA	$623	71.5%
AAA	73	8.3%
AA	91	10.4%
A	41	4.7%
BBB	11	1.3%
Unrated *	5	0.6%
Stock	27	3.1%
	$871	100%

**99.4% Muni GOs*



Other Securities
3.1%
Non-Agency CMO/MBS/ABS
9.7%
US Gov't, Agency, and GSE Debt
9.8%
Municipal Bonds
15.6%
US Agency, and GSE MBS/CMO
61.8%

Addendum

Loan Category Definitions

Loan Category Definitions

Construction, Land Development & Other Land Loans

Loans secured by real estate: (a) land development (i.e., the process of improving land – laying sewers, water pipes, etc.) (b) the on-site construction of industrial, commercial, residential, or farm buildings. For purposes of this item, "construction" includes not only construction of new structures, but also additions or alterations to existing structures and the demolition of existing structures to make way for new structures and (c) Loans secured by vacant land, except land known to be used or usable for agricultural purposes.

Loans Secured By Farmland

Farmland includes all land known to be used or usable for agricultural purposes, such as crop and livestock production. Farmland includes grazing or pasture land, whether tillable or not and whether wooded or not.

Residential Real Estate & Home Equity

Loans secured by real estate as evidenced by mortgages, deeds of trust, land contracts, or other instruments, whether first or junior liens on real estate.

Secured by Multi Family Residential Real Estate

Non-farm properties with five or more dwelling units in structures (including apartment buildings and apartment hotels), five or more unit housekeeping dwellings with commercial units combined, and cooperative-type apartment buildings containing five or more units.

Loans Secured by Non-farm Non-residential Properties

Loans secured by real estate as evidenced by mortgages or other liens on non-farm nonresidential properties, including business and industrial properties, hotels, motels, churches, hospitals, educational and charitable institutions, dormitories, clubs, lodges, association buildings, "homes" for aged persons and orphans, golf courses, recreational facilities, and similar properties. Exclude loans for non-farm nonresidential property construction and land development purposes.

Loans To Finance Agricultural Production

Secured or unsecured loans for the purpose of financing agricultural production such as growing and storing crops, marketing and transport of agricultural products, livestock care, farm machinery, fisheries and forestries, etc.

Commercial and Industrial (C&I)

Loans for commercial and industrial purposes to sole proprietorships, partnerships, corporations, and other business enterprises, whether secured (other than by real estate) or unsecured, single-payment or installment.

Obligations of US State/Political Subdivisions

Obligations of states and political subdivisions in the United States (includes overdrafts and obligations secured by real estate).